Exhibit 10.6

                               PURCHASE AGREEMENT
                                       AND
                                 PROMISSORY NOTE

It is agreed by EL Capitan LTD, as ("Purchaser") and H.M. LaRue and Sons, the ("Seller") that $25,000 will be the selling price for the following:

The BLM Claim NMMC serial #163908  Smokey #3 Located at
TOWNSHIP 8 SOUTH, RANGE 14 EAST
Section 10:SE 1/4, Section 15: NE 1/4, El Capitan Mining District, Lincoln County, NM.

In addition to the above claim, the following personal and real property that is presently owned by H.N. LaRue and Sons shall be included as part of the sale:

The steel building, all tools and equipment that are presently on the claim or the property described at the legal description above.

                                      TERMS

El Capitan LTD will pay $15,000 down payment upon all parties executing this agreement. The balance of $10,000 will be paid to H.N. LaRue and Sons on May 17, 1999 as per the Promissory Note listed below.

For value received, the undersigned El Capitan LTD ("the Purchaser") promises to pay to the order of H.N. LaRue and Sons (the "Seller"), at P.O. Box 384, Capitan, NM 88316 (or at such other place as the Payee may designate in writing) the sum of $10,000.00.

The unpaid principal shall be payable in full on May 17, 1999 (the "Due Date").

All payments of principal on this Note shall be paid in the legal currency of the United States.

This Note shall be construed in accordance with the laws of the State of NM.

Signed this _____ day of _______________, 19___, at Capitan, NM.

Purchaser: EL Capitan LTD

By:
    ----------------------------------------------
    B.J. Bouldin, Vice President, El Capitan, LTD.

Seller's: H.N. LaRue and Sons

By:
     ---------------------------------------------
     Keith LaRue

By:
     ---------------------------------------------
     Leslie W. LaRue

By:
     ---------------------------------------------
     Hawley N. LaRue